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                                                                      EXHIBIT 99


                             FOR IMMEDIATE RELEASE
                              DATE: MAY 21, 1998

                            FORT BEND HOLDING CORP.


ROSENBERG, TEXAS, May 21, 1998 - Fort Bend Holding Corp. (Nasdaq: FBHC), the holding company for Fort Bend Federal Savings and Loan Association of Rosenberg, Texas, announced today that Millers Mutual Fire Insurance Company has failed to pursue its unsolicited expression of interest and that FBHC had been advised through third party sources that Millers has allowed its expression of interest to expire.

"No firm offer was ever made and no due diligence was ever performed," stated Fort Bend's President and Chief Executive Officer, Lane Ward. "Therefore, we intend to continue our historical strategy of growth through operations and selective acquisitions, and as always will evaluate our strategic alternatives on an ongoing basis, in order to enhance long term shareholder value."

Mr. Ward also cautioned shareholders that there could be no assurance that this strategy would result in either an acquisition by the Company or the sale of the Company.


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  For more information, contact: Lane Ward, Vice Chairman, President and CEO at (281)342-5571